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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2011

MATTSON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24838	77-0208119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

47131 Bayside Parkway
Fremont, California    94538
(Address of principal executive offices including zip code)

(510) 657-5900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers

On September 23, 2011, Mattson announced the appointment of J. Michael Dodson as Executive Vice President - Finance, Chief Financial Officer and Secretary. He will commence employment on October 11, 2011.

Mr. Dodson, age 50, has been serving as Senior Vice President and Chief Financial Officer of DDi Corp., a provider of printed circuit board engineering and manufacturing services, since January 2010 until his resignation effective October 4, 2011. Before joining DDi Corp., Mr. Dodson served as a partner at Tatum, LLC, a provider of executive services on an interim or special project basis, from October 2009 to January 2010. Prior to this he served from December 2005 to January 2009 as Senior Vice President and Chief Financial Officer with eTelecare Global Solutions, Inc., a provider of business process outsourcing services.

On September 23, 2011, the Company issued a press release regarding Mr. Dodson's joining the Company. The full text of the Company's press release is attached hereto as Exhibit 99.1.

As previously announced, Andy Moring will depart from the Executive Vice President - Finance, Chief Financial Officer and Secretary positions upon the effectiveness of Mr. Dodson's appointment.

(e) Entry into Material Compensatory Arrangements with Named Executive Officers

Pursuant to Mr. Dodson's offer letter, he will receive an annual base salary of $315,000. Under the Company's Executive Corporate Bonus Plan, he will be eligible to receive an annual bonus of up to 60% of his earned base salary, with a maximum annual bonus of up to 120% of his earned base salary. The Executive Corporate Bonus Plan is described in more detail under the "Compensation Discussion and Analysis" section of the Company's proxy statement for the 2011 annual meeting.

The Compensation Committee of the Board of Directors of the Company has approved the granting to Mr. Dodson of an option to purchase 150,000 shares of the Company's common stock, to be granted in accordance with the Company's granting policy upon the commencement of Mr. Dodson's employment, with an exercise price to be equal to the market price of the Company's common stock on the date of grant. The option will be subject to the Company's standard vesting schedule, with the vesting commencement date on his first day of employment.

In addition, Mr. Dodson's offer letter provides for a hire-in bonus of $70,000, which is required to be paid back on a pro rata schedule over the first 12 months of Mr. Dodson's employment should he resign due to circumstances within his control within 12 months of his hire date, a 90-day temporary housing allowance and a transportation allowance for home visits of up to $12,000 over his first year of employment.

In accordance with the Company's customary practice, the Company is entering into its standard form of indemnification agreement with Mr. Dodson, which will require the Company to indemnify him against certain liabilities that may arise as result of his status or service as an officer.

In connection with his appointment, the Compensation Committee of the Board of Directors of the Company approved an Executive Change of Control Agreement to be entered into with Mr. Dodson. The agreement has an initial two year term with an automatic renewal for additional one year periods, unless terminated by either party at least sixty days prior to the date of automatic renewal.

Mr. Dodson's agreement specifies, that if, during the Change of Control Period, his employment is terminated (a) by the Company for any reason other than for Good Cause or (b) by Mr. Dodson for Good Reason, then, subject to Mr. Dodson signing and not revoking a release of claims with the Company, he will receive (i) a cash payment equal to (A) the greater of his base salary for the twelve months preceding the Change of Control, or (B) his then-current annual base salary, plus 100% of his annual target bonus, (ii) full vesting of all of his outstanding stock options, restricted stock units, and any other outstanding awards, and (iii) reimbursement of his medical and dental insurance benefits (and for his dependents) under COBRA for a period of twelve months.

Under Mr. Dodson's agreement, "Change of Control" is defined as (a) an event or series of events wherein (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company, (ii) a merger or consolidation in which the Company is a party, or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; wherein the stockholders of the Company immediately before the transaction do not retain immediately after the transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the surviving corporation or the surviving corporation's parent, or (b) liquidation or dissolution of the Company.

Under the agreement, "Good Cause" is defined as (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company, (ii) dishonesty, material breach of any agreement with the Company, or intentional misconduct, or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person. And, "Good Reason" is defined as, without written consent, (i) a significant reduction by the Company in the executive's annual base salary, (ii) the failure of the Company to obtain an agreement from any successor to the Company, or purchaser of all or substantially all of the Company's assets, to assume the Agreement, (iii) the assignment of the executive to duties which reflect a material adverse change in authority, responsibility or status with the Company or any successor, or (iv) the Company requiring the executive to reside or be based at a location 50 miles or more from the location where the executive was based immediately prior to the Change of Control. The executive will not resign for Good Reason without first providing the Company with (a) written notice within sixty days of the event that the executive believes constitutes "Good Reason" specifically identifying the acts or omissions constituting the grounds for Good Reason, and (b) a reasonable cure period of not less than thirty days following the date of such notice.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits
Exhibit	Description
99.1	September 23, 2011 Press Release by Mattson Technology, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2011

Mattson Technology, Inc.

By: /s/ David Dutton

David Dutton
President, CEO

INDEX TO EXHIBITS
Exhibit Number	Description
99.1	September 23, 2011 Press Release by Mattson Technology, Inc. PDF